UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2009

TRANSATLANTIC PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Alberta, Canada	000-31643	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1840, 444 – 5th Ave., SW Calgary, Alberta, Canada	T2P 2T8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 262-8556

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 28, 2008, TransAtlantic Petroleum Corp. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Dalea Partners, LP (“Lender”). N. Malone Mitchell, 3rd, chairman of the board of directors of the Company, and his wife own 100% of Lender. The purpose of the Credit Agreement is to fund the all cash takeover offer (the “Offer”) by TransAtlantic Australia Pty Ltd., a wholly-owned indirect subsidiary of the Company (“TransAtlantic Australia”), for all of the outstanding shares of Incremental Petroleum Limited (“Incremental”).

The Credit Agreement was conditioned upon, among other things, (i) the satisfaction or waiver of all conditions to the Offer; and (ii) the approval of the Offer by the holders of at least 75% of the outstanding shares of Incremental (together, the “Incremental Conditions”). On January 22, 2009, TransAtlantic Australia extended the expiration date of the Offer from January 31, 2009 to February 28, 2009. In connection with the extension, on January 21, 2009, the Company and Lender entered into the First Amendment to Credit Agreement (the “First Amendment”) to extend the final date upon which funds would be made available from February 28, 2009 to March 31, 2009. On February 5, 2009, TransAtlantic Australia revised the Offer to increase the offering amount per share and to remove all conditions to the Offer. In connection with the revised Offer, the Company and Lender agreed on February 4, 2009 to amend the Credit Agreement to increase the maximum amount available for borrowing under the Credit Agreement from US $67,000,000 to US $68,000,000, and Lender agreed to waive the Incremental Conditions. On February 12, 2009, TransAtlantic Australia revised the Offer to further increase the offering amount per share. In connection with the revised Offer, on February 11, 2009, the Company and Lender agreed to further amend the Credit Agreement to increase the maximum amount available for borrowing under the Credit Agreement from US $68,000,000 to US $69,000,000. On February 24, 2009, the Company and Lender entered into the Second Amendment to Credit Agreement (the “Second Amendment”) and the Third Amendment to Credit Agreement (the “Third Amendment”) to effect the agreements reached on February 4, 2009 and February 11, 2009, respectively.

Pursuant to the Credit Agreement, as amended, until March 31, 2009, the Company may request advances from Lender up to the lesser of (i) the actual amount necessary to purchase such number of shares of Incremental as have been acquired (the “Incremental Transaction”) pursuant to the Offer for such shares plus related transaction costs and expenses or (ii) US $69,000,000. The initial advance under the Credit Agreement shall be no less than AUD $10,000,000, and further advances shall be in multiples of AUD $1,000,000. The advances will be denominated in U.S. Dollars, but will be advanced in Australian Dollars at an agreed upon currency exchange rate of AUD $0.7024 to US $1.00. The Company may use the amounts borrowed under the Credit Agreement only to fund the consummation of the Incremental Transaction by TransAtlantic Australia and to fund the costs and expenses associated therewith.

The aggregate unpaid principal balance, together with all accrued but unpaid interest will be immediately due and payable by the Company upon the earliest of (i) one year from the closing date of the Incremental Transaction; (ii) the date of any change in ownership of or control or direction over, directly or indirectly, 20% or more of the outstanding voting securities of the Company; and (iii) the occurrence of an event of default. Events of default include, but are not limited to, payment defaults, defaults of any term, covenant or condition of the Credit Agreement or other collateral documents, material misrepresentations of any representations or warranties of the Company or any of its subsidiaries, the Company or any subsidiary ceases to carry on business, a delisting from any stock exchange, a material adverse change in financial condition of the Company or any guarantor, Lender believes in good faith that the Company’s ability to pay or perform covenants or any security interest granted is impaired or in jeopardy, or insolvency or bankruptcy of the Company or any subsidiary. If any event of default occurs and is continuing, Lender may demand immediate payment of all monies owing under the Credit Agreement; provided, that with respect to certain specified events of default, all monies due under the Credit Agreement shall automatically become due and payable without any demand or any other action by Lender or any other person, and demand by Lender for payment with respect to certain specified events of default shall not take effect until after the closing of the Incremental Transaction.

The total outstanding balance of the advances made under the Credit Agreement will accrue interest at a rate of ten percent (10%) per annum, calculated daily and compounded quarterly. Interest is payable by the Company on the first day of each March, June, September and December. Following an event of default, the outstanding balance will accrue additional interest at a rate of four percent (4%) per annum until the event of default is cured or waived. The Company may prepay the loan at any time before maturity without penalty.

The Company’s obligations under the Credit Agreement are guaranteed by TransAtlantic Worldwide Ltd., TransAtlantic (Holdings) Australia Pty. Ltd. and TransAtlantic Australia, each a direct or indirect wholly-owned subsidiary of the Company. The Credit Agreement is secured by all of the personal property or assets of TransAtlantic (Holdings) Australia Pty. Ltd., including all of the ordinary shares in the capital of TransAtlantic Australia. In addition, the Second Amendment amended the Credit Agreement to provide that the sole remedy to Lender in an event of default shall be the Lender’s security interest in the ordinary shares in the capital of TransAtlantic Australia.

The Credit Agreement contains certain covenants that will limit the ability of the Company and its subsidiaries to, among other things, change the name of the Company or any of its subsidiaries, create liens, issue shares of any subsidiary, declare or pay dividends on share capital, redeem or repurchase shares, sell assets, borrow money from third parties, pay out indebtedness to non-arm’s length parties or guarantee indebtedness. In addition, any proceeds received by the Company or any subsidiary from a sale of assets outside the ordinary course of business or from equity or debt financings shall be paid first to Lender up to the amount outstanding under the Credit Agreement. The Company is required to pay for Lender’s reasonable legal fees and other expenses incidental to the completion of the Credit Agreement and any related security interest.

The foregoing descriptions of the Credit Agreement, the First Amendment, the Second Amendment and the Third Amendment are qualified in their entirety by reference to the Credit Agreement, the First Amendment, the Second Amendment and the Third Amendment, which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

On February 12, 2009, the Company borrowed AUD $30,000,000 from Lender pursuant to the Credit Agreement, as amended. On February 23, 2009, the Company borrowed AUD $12,000,000 from Lender pursuant to the Credit Agreement, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Credit Agreement, dated as of November 28, 2008, by and between Dalea Partners, LP and TransAtlantic Petroleum Corp.

10.2	First Amendment to Credit Agreement, dated as of January 21, 2009, by and between Dalea Partners, LP and TransAtlantic Petroleum Corp.

10.3	Second Amendment to Credit Agreement, dated as of February 4, 2009, by and between Dalea Partners, LP and TransAtlantic Petroleum Corp.

10.4	Third Amendment to Credit Agreement, dated as of February 11, 2009, by and between Dalea Partners, LP and TransAtlantic Petroleum Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2009

TRANSATLANTIC PETROLEUM CORP.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of November 28, 2008, by and between Dalea Partners, LP and TransAtlantic Petroleum Corp.

10.2	First Amendment to Credit Agreement, dated as of January 21, 2009, by and between Dalea Partners, LP and TransAtlantic Petroleum Corp.

10.3	Second Amendment to Credit Agreement, dated as of February 4, 2009, by and between Dalea Partners, LP and TransAtlantic Petroleum Corp.

10.4	Third Amendment to Credit Agreement, dated as of February 11, 2009, by and between Dalea Partners, LP and TransAtlantic Petroleum Corp.